SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Dow Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 22, 2010

Dear Fellow Stockholders:

We previously mailed to you proxy materials in connection with the Annual Meeting of Stockholders of The Dow Chemical Company (the “Company”) to be held on May 13, 2010. We encourage you to take part in the governance of your Company by voting your shares.

At the Annual Meeting, stockholders are being asked to consider and vote on the election of twelve nominees to our Board of Directors, the ratification of the appointment of our independent public accounting firm, a Company-sponsored amendment to our Certificate of Incorporation regarding the ability of stockholders to call special meetings and, if properly presented at the meeting, three stockholder proposals.

According to our latest records, we have not yet received your proxy vote. The Board of Directors recommends you vote “FOR” all director nominees, “FOR” proposal 2 to ratify accountants, “FOR” proposal 3 allowing 25% of the outstanding shares the right to call special meetings, and “AGAINST” stockholder proposals 4, 5 and 6.

Your vote is of particular importance this year. First, recent rule changes mean that if you do not return voting instructions to your brokerage firm or other custodian of your shares, your shares will not be voted on the election of the nominees to our Board of Directors or certain other matters set forth in the proxy. Second, our Certificate of Incorporation amendment proposal (proposal 3 on the agenda) requires the affirmative vote of a majority of the outstanding shares of all stock entitled to vote at the Annual Meeting. Please act today and exercise your right to vote your shares.

There are a number of ways you may vote at this important meeting, including by telephone and via the Internet, or you may mark, sign, date and return the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-269-6427.

Thank you for your continued support.

Sincerely,

Charles J. Kalil Executive Vice President General Counsel and Corporate Secretary

®™ Trademark of The Dow Chemical Company

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY